Exhibit 99.1

Capital One Financial Corporation

Monthly Charge-off and Delinquency Statistics

As of and for the month ended April 30, 2010

(dollars in thousands)

April 2010
Domestic Card Metrics
Net Principal Charge-Offs	$451,665
Average Loans Held for Investment	$55,991,275
Annualized Net Charge-Off Rate	9.68%
30 Days + Delinquencies	$2,812,959
Period-end Loans Held for Investment	$55,532,237
30 Days + Delinquency Rate	5.07%

Auto Finance Metrics
Net Principal Charge-Offs	$25,262
Average Loans Held for Investment	$17,361,394
Annualized Net Charge-Off Rate	1.75%
30 Days + Delinquencies	$1,233,734
Period-end Loans Held for Investment	$17,310,127
30 Days + Delinquency Rate	7.13%

International Card Metrics
Net Principal Charge-Offs	$54,478
Average Loans Held for Investment	$7,602,378
Annualized Net Charge-Off Rate	8.60%
30 Days + Delinquencies	$475,780
Period-end Loans Held for Investment	$7,571,390
30 Days + Delinquency Rate	6.28%

Net Charge-Off Rate

Average Loans Held for Investment used in the calculation of the Annualized Net Charge-Off Rate includes an estimate of the uncollectible portion of finance charge and fee receivables. We recognize earned finance charges and fee income on open ended loans according to the contractual provisions of the credit arrangements. When we do not expect full payment of finance charges and fees, we do not accrue the estimated uncollectible portion as income. The estimated uncollectible portion of finance charges and fees is adjusted quarterly.

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